SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK	14228-1197
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 23, 2015 and effective the same date, Columbus McKinnon Corporation (the "Corporation"), Columbus McKinnon Dutch Holdings 3 B.V. (“BV 3”), and Columbus McKinnon EMEA GmbH (“EMEA GMBH”) as borrowers (collectively referred to as the "Borrowers"), entered into a new credit agreement (the "New Credit Agreement") with J.P. Morgan Securities LLC (“JPM”), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and PNC Capital Markets LLC (“PNC”) as Joint Lead Arrangers and Joint Book Managers, JPM as Administrative Agent and the lenders signatory thereto (such lenders collectively, the "Lenders"). The New Credit Agreement replaces the Corporation's existing Fifth Amended and Restated Credit Agreement dated as of October 19, 2012 (the "Replaced Credit Agreement").

Under the terms of the New Credit Agreement, the Lenders are providing a $125,000,000 delayed draw term loan (“Term Loan”) to the Corporation and a $150,000,000 revolving credit facility (“Revolver”) to the Borrowers. Under the Term Loan, the Lenders may make either Eurocurrency or Base rate Loans in Dollars to the Corporation. Under the Revolver, the Lenders may make secured revolving loans to the Corporation and potentially to certain subsidiaries to be designated, and issue Letters of Credit to or for the benefit of the Corporation, BV3 and EMEA GMBH and its subsidiaries. In addition, three subsidiaries of the Corporation (the "Guarantors") have acted as unconditional guarantors of the Corporation's payment and other obligations under the New Credit Agreement. Under the New Credit Agreement the Revolver has an initial term ending January 23, 2020 and the Term Loan has a term ended five years after the initial borrowing.

The terms of the New Credit Agreement include the following:

1)
Term Loan: An aggregate $125 million secured term loan facility which requires quarterly principal amortization of 2.5% with the remaining principal due at maturity date. The Term Loan availability is for a 90 day period beginning January 23, 2015. The Corporation agrees to pay to the administrative agent a ticking fee for the period from and including the date that is 30 days after January 23, 2015 to the last day of the 90 day availability period.

2)
Revolver: An aggregate $150 million secured revolving credit facility which includes sublimits for the issuance of standby letters of credit, swingline loans and multi-currency borrowings in certain specified foreign currencies.

3)
Fees and Interest Rates: Commitment fees and interest rates are determined on the basis of either a Eurocurrency rate or a Base rate plus an applicable margin based upon the Corporation's Total Leverage Ratio (as defined in the New Credit Agreement).

4)
Accordion Feature: Provisions permitting a Borrower from time to time to increase the aggregate amount of the credit facility by up to $75 million, with a minimum increase of $20 million and with additional commitments from the Lenders, as they may agree, or new commitments from financial institutions acceptable to the Administrative Agent and the Corporation.

5)
Prepayments: Provisions permitting a Borrower to voluntarily prepay either the Term Loan or Revolver in whole or in part at any time, and provisions requiring certain mandatory prepayments of the Term Loan or Revolver on the occurrence of certain events which will permanently reduce the commitments under the New Credit Agreement, each without premium or penalty, subject to reimbursement of certain costs of the Lenders.

6)
Reduction of Commitment: A Borrower may irrevocably cancel, in whole or in part, the unutilized portion of the commitments under the New Credit Agreement in excess of any outstanding loans, the stated amount of all outstanding letters of credit and all unreimbursed amounts drawn under any letters of credit.

7)
Covenants: Provisions containing covenants required of the Corporation and its subsidiaries including various affirmative and negative financial and operational covenants. Key financial covenants include a minimum fixed charge coverage ratio of 1.25x; a maximum total leverage ratio, net of cash, of 3.50x (which may be temporarily increased following a material acquisition, which may be elected two times over the course of the New Credit Agreement, (i) if financed by secured debt the total leverage rate as at the end of the fiscal quarter in which such material acquisition occurs and the three fiscal quarters immediately thereafter, shall not be greater than 4.00:1.00 and as at the end of any fiscal quarter thereafter, the total leverage ratio shall not be greater than 3.50:1.00, and (ii) if financed with unsecured or subordinated indebtedness, the total leverage ratio at the end of the fiscal quarter in which such material acquisition occurs and at the end of any fiscal quarter thereafter, shall not be greater than 4.50:1.00, and permit the secured leverage ratio, to be greater than 3.25:1.00), and  maximum capital expenditures of $30 million per fiscal year ($40 million following a material acquisition) with the ability to transfer any unused portion of expenditure to the immediately following fiscal year.

The above summary of the New Credit Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The descriptions of the New Credit Agreement set forth under Item 1.01 above are hereby incorporated by reference in their entirety into this Item 2.03.

Item 8.01	OTHER EVENTS.
On January 23, 2015, the Corporation announced that it had called for redemption $150 million of its outstanding 7.875% Senior Subordinated Notes Due 2019. A copy of the press release issued in connection with such action is attached hereto as Exhibit 99.1.
On January 26, 2015 the Corporation announced that it entered into the New Credit Agreement as referenced under Item 1.01 above. A copy of the press release issued in connection with such action is attached hereto as Exhibit 99.2.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	New Credit Agreement, exhibits and schedules dated as of January 23, 2015
99.1	Press Release dated January 23, 2015
99.2	Press Release dated January 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Vice President Finance and Chief
Financial Officer (Principal Financial Officer)

Dated:  January 27, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	New Credit Agreement, exhibits and schedules dated as of January 23, 2015
99.1	Press Release dated January 23, 2015
99.2	Press Release dated January 26, 2015